Exhibit 4.2


                                                                 EXECUTION COPY





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                          INTERNATIONAL PAPER COMPANY,
                                     Issuer


                                      and


                             THE BANK OF NEW YORK,
                                    Trustee



                 CONVERTIBLE DEBENTURES SUPPLEMENTAL INDENTURE

                           Dated as of June 20, 2001

                                       TO

                                   INDENTURE

                           Dated as of April 12, 1999


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     CONVERTIBLE DEBENTURES SUPPLEMENTAL INDENTURE, dated as of June 20, 2001
(herein called the "Supplemental Indenture"), between INTERNATIONAL PAPER COMPANY, a corporation duly organized and existing under the laws of New York and having its principal executive office at 400 Atlantic Street, Stamford, Connecticut 06921 (hereinafter referred to as the "Company") and THE BANK OF NEW YORK, a New York banking corporation (hereinafter referred to as the "Trustee"), under the Indenture dated as of April 12, 1999, between the Company and the Trustee (hereinafter referred to as the "Original Indenture").

                                    RECITALS

     WHEREAS, the Company has duly authorized the issuance from time to time of its securities, in one or more series, evidencing its unsecured indebtedness (the "Securities") pursuant to the Original Indenture;

     WHEREAS, in accordance with Section 9.1 of the Original Indenture, the Company and the Trustee may enter into supplemental indentures to the Original Indenture without the consent of the Holders of Securities to, among other things, issue and establish the form and terms of any series of Securities;

     WHEREAS, the Company desires to issue and establish the form and terms of a series of Securities under the Original Indenture to be designated as the "Zero Coupon Convertible Debentures due June 20, 2021" (hereinafter referred to as the "Debentures") and to otherwise amend and supplement the Original Indenture in accordance with the terms thereof; and

     WHEREAS, the Company has determined that the requirements of the Original Indenture have been satisfied and has requested the Trustee to join with it in the execution and delivery of this Supplemental Indenture; all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms have been met; and the execution and delivery hereof have been in all respects duly authorized;

     NOW, THEREFORE, for good and valuable consideration the sufficiency of which is hereby acknowledged, the Company covenants and agrees with the Trustee as follows:

                                  ARTICLE ONE

                      TERMS AND ISSUANCE OF THE DEBENTURES

SECTION 1.01. Issuance and Designation.

     A series of Securities which shall be designated as the Company's "Zero Coupon Convertible Debentures due June 20, 2021" is hereby duly established and shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of, the Original Indenture and this Supplemental Indenture. The aggregate principal amount at maturity of the Debentures which may be authenticated and delivered under this Supplemental Indenture shall not, except as permitted by the provisions of the Original Indenture, exceed $2,420,750,000, as the same may be increased from time to time in connection with an increased accretion rate pursuant to paragraph 1 of the Debentures.

     The Debentures are "Original Issue Discount Securities" within the meaning of the Original Indenture. If an Event of Default with respect to the Debentures occurs and is continuing, then, upon a declaration of acceleration pursuant to Section 5.2 of the Original Indenture, the amount of principal that shall become due and payable shall equal the Accreted Principal Amount; provided, however, that if the Company exercises its option to pay cash interest instead of accreting the principal amount of the Debentures following a Tax Event, the Debentures shall no longer be considered "Original Issue Discount Securities" within the meaning of the Original Indenture and the principal amount of the Debentures, commencing on the date on which the principal of the Debentures is restated in accordance with the terms of the Debentures, shall equal the Restated Principal Amount.

SECTION 1.02. Form and Other Terms of Debentures; Incorporation of Terms.

     The Debentures shall be substantially in the form attached hereto as Exhibit A. The terms of such Debentures are herein incorporated by reference and form a part of this Supplemental Indenture.

                                  ARTICLE TWO

                 AMENDMENTS TO TERMS OF THE ORIGINAL INDENTURE

SECTION 2.01. Certain Definitions.

     (a) Section 1.1 of the Original Indenture is hereby amended with respect to the Debentures only to add the following definitions in alphabetical order :

          "Accreted Conversion Price" has the meaning specified in the Debentures.

          "Accreted Principal Amount" has the meaning specified in the Debentures.

          "Accreted Value Conversion" has the meaning specified in the Debentures.

          "Accretion Rate" has the meaning specified in the Debentures.

          "Accretion Rate Measurement Date" has the meaning specified in the Debentures.

          "Administrative Action" has the meaning specified in the Debentures.

          "Applicable Percentage" has the meaning specified in the Debentures.

          "Average Sale Price" has the meaning specified in Section 15.7.

          "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

          "cash" has the meaning specified in Section 11.7(b).

          "Change in Control" has the meaning specified in Section 11.8(a).

          "Change in Control Purchase Date" has the meaning specified in
     Section 11.8(a).

          "Change in Control Purchase Notice" has the meaning specified in
     Section 11.8(c).

          "Change in Control Purchase Price" has the meaning specified in
     Section 11.8(a).


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


          "Closing Sales Price" has the meaning specified in Section 11.7(d).

          "Common Stock" shall mean the shares of common stock, $1.00 par value per share, of the Company existing on the date of the issuance of the Debentures or any other shares of Capital Stock of the Company into which such common stock shall be reclassified or changed.

          "Company Notice" has the meaning specified in Section 11.7(e).

          "Company Notice Date" has the meaning specified in Section 11.7(e).

          "Conversion Agent" means the office or agency where Debentures may be presented for conversion, and shall initially be The Bank of New York.

          "Conversion Date" has the meaning specified in Section 15.2.

          "Conversion Rate" has the meaning specified in Section 15.1.

          "Debentures" means any of the Company's Zero Coupon Convertible Debentures due 2021, as amended or supplemented from time to time, issued under this Indenture.

          "Ex-Dividend Time" has the meaning specified in Section 15.7.

          "Extraordinary Cash Dividends" has the meaning specified in Section 15.8.

          "Five-Year Rate" has the meaning specified in the Debentures.

          "Interest Payment Date" has the meaning specified in the Debentures.

          "Issue Price" of any Debenture means, in connection with the original issuance of such Debenture, the initial issue price at which the Debenture is issued as set forth on the face of the Debenture.

          "Market Price" has the meaning specified in Section 11.7(d).

          "NYSE" means The New York Stock Exchange, Inc.

          "Purchase Date" has the meaning specified in Section 11.7(a).

          "Purchase Notice" has the meaning specified in Section 11.7(a).

          "Purchase Price" has the meaning specified in Section 11.7(a).

          "Redemption Price" has the meaning specified in the Debentures.

          "Reset Rate" has the meaning specified in the Debentures.

          "Reset Rate Agent" has the meaning specified in the Debentures.

          "Reset Rate Determination Date" has the meaning specified in the Debentures.


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          "Restated Principal Amount" means, if a Tax Event occurs and the
     Company thereafter elects to pay cash interest on the Debentures, the amount equal to the Accreted Principal Amount on the date of restatement of the principal amount of the Debentures in connection therewith.

          "Spin-off" has the meaning specified in Section 15.8.

          "Subsidiary" means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

          "Tax Event" has the meaning specified in the Debentures.

          "Time of Determination" has the meaning specified in Section 15.7.

          "trading day" means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not listed on the NYSE, on the principal other national or regional securities exchange on which the Common Stock then is listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

          "trading price" has the meaning specified in the Debentures.

          "Two-Year Rate" has the meaning specified in the Debentures.

          "Valuation Condition" has the meaning specified in the Debentures.

          "Voting Stock" of a person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     (b) For all purposes of this Supplemental Indenture:

          (i) capitalized terms used herein without definition shall have the meanings specified in the Original Indenture;

          (ii) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of the Original Indenture;

          (iii) the terms "herein", "hereof", "hereunder" and other words of similar import refer to this Supplemental Indenture;

          (iv) in the event of a conflict between any definition set forth in the Original Indenture and any definition set forth in this Supplemental Indenture, the definition set forth in this Supplemental Indenture shall control.

     (c) For the avoidance of doubt, terms defined in this Section 2.01 shall not be deemed to apply to any other series of debt securities issued under the Original Indenture.


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


SECTION 2.02. Amendments.

     Section 9.2 of the Original Indenture is hereby amended in its entirety, with respect to the Debentures only, to read as follows:

          SECTION 9.2. SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS

     The Company and the Trustee, with the written consent of the Holders of at least a majority in aggregate principal amount of the Debentures at the time outstanding, may amend the Indenture or the Debentures. However, without the consent of each Holder affected, an amendment or supplement to the Indenture or the Debentures may not:

          (1) reduce the principal of or premium on or change the Stated Maturity of any Debenture;

          (2) reduce the rate of or change the time for payment of cash interest on, or reduce the accretion rate of, any Debenture;

          (3) reduce or alter the method of computation of the Redemption Price, Purchase Price or Change in Control Purchase Price of any Debenture or the time when such Redemption Price, Purchase Price or Change in Control Purchase Price is payable;

          (4) make the principal of, or cash interest on, any Debenture payable in money or securities other than that stated in the Debenture or change the price of payment;

          (5) make any change that would impair any of the rights granted in
     Section 5.8 of the Indenture in any material respect; or

          (6) reduce the percentage of principal amount of the outstanding Debentures required to amend or supplement the Indenture or waive any of its provisions.

     It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment under this Section 9.2 becomes effective, the Trustee shall mail to each Holder a notice briefly describing the amendment.

SECTION 2.03. Redemption and Purchases.

     Article Eleven of the Original Indenture is hereby amended in its entirety, with respect to the Debentures only, to read as follows:

                                   ARTICLE XI

                     REDEMPTION AND PURCHASES OF DEBENTURES


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     SECTION 11.1. COMPANY'S RIGHT TO REDEEM; NOTICES TO TRUSTEE.

          The Company, at its option, may redeem the Debentures in accordance with the provisions of Paragraph 5 of the Debentures. If the Company elects to redeem Debentures pursuant to Paragraph 5 of the Debentures, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Debentures to be redeemed and the Redemption Price.

          The Company shall give the notice to the Trustee provided for in this
     Section 11.1 by a Company Order at least 35 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

     SECTION 11.2. SELECTION OF DEBENTURES TO BE REDEEMED.

          If less than all the Debentures are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Debentures to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Debentures are then listed). The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from outstanding Debentures not previously called for redemption. The Trustee may select for redemption portions of the principal amount at maturity of Debentures that have denominations larger than $1,000.

          Debentures and portions of Debentures that the Trustee selects shall be in principal amounts at maturity of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption. The Trustee shall notify the Company promptly of the Debentures or portions of the Debentures to be redeemed.

          If any Debenture selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Debenture so selected, the converted portion of such Debenture shall be deemed (so far as may be) to be the portion selected for redemption. Debentures which have been converted during a selection of Debentures to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

     SECTION 11.3. NOTICE OF REDEMPTION.

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Debentures to be redeemed.

          The notice shall identify the Debentures to be redeemed and shall state:

          (1)  the Redemption Date;

          (2)  the Redemption Price;

          (3)  the Conversion Rate;

          (4)  the name and address of the Paying Agent and Conversion Agent;


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          (5)  that Debentures called for redemption may be converted at any time before the close of business one Business Day prior to the Redemption Date;

          (6) that Holders who want to convert their Debentures must satisfy the requirements set forth in Paragraph 7 of the Debentures;

          (7) that Debentures called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (8) if fewer than all of the outstanding Debentures are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Debentures to be redeemed;

          (9) that, unless the Company defaults in making payment of such Redemption Price, cash interest, if any, on Debentures called for redemption will cease to accrue and the Debentures will not accrete in value on and after the Redemption Date; and

          (10) the CUSIP number(s) of the Debentures.

               At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least 10 Business Days (unless a shorter period shall be acceptable to the Trustee) prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 11.3.

          SECTION 11.4. EFFECT OF NOTICE OF REDEMPTION.

               Once notice of redemption is given, Debentures called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Debentures which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Debentures shall be paid on the Redemption Date at the Redemption Price stated in the notice.

          SECTION 11.5. DEPOSIT OF REDEMPTION PRICE.

               Prior to 10:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust as provided in
          Section 6.4) money sufficient to pay the Redemption Price of all Debentures to be redeemed on that date other than Debentures or portions of Debentures called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Debentures pursuant to Article Fifteen. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

          SECTION 11.6. DEBENTURES REDEEMED IN PART.

               Upon surrender of a Debenture that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Debenture in an authorized denomination equal in principal amount to the unredeemed portion of the Debenture surrendered.


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          SECTION 11.7. PURCHASE OF DEBENTURES BY THE COMPANY AT OPTION OF THE
          HOLDER.

               (a) Debentures shall be purchased by the Company pursuant to Paragraph 6 of the Debentures at the option of the Holder on June 20, 2004, June 20, 2006, June 20, 2011 and June 20, 2016 (each, a
          "Purchase Date"), at a purchase price equal to the Accreted Principal Amount plus accrued and unpaid cash interest through the Purchase Date or, if the Company has previously exercised its option to pay cash interest instead of accreting the principal amount of the Debentures following a Tax Event, at a purchase price equal to the Restated Principal Amount plus any accrued and unpaid cash interest through the Purchase Date (the "Purchase Price"). Purchases of Debentures hereunder shall be made, at the option of the Holder thereof, upon:

                    (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Purchase Date until five Business Days prior to such Purchase Date stating:

                         (A) if Definitive Securities have been issued, the
                    certificate number of the Debenture which the Holder will deliver to be purchased or, if Definitive Securities have not been issued, such Purchase Notice must comply with appropriate Depositary procedures,

                         (B) the portion of the principal amount at maturity of
                    the Debenture which the Holder will deliver to be purchased, which portion must be in principal amounts at maturity of $1,000 (subject to upward adjustment in the event of an increase in the Accretion Rate) or an integral multiple thereof (or such increased amount),

                         (C) that such Debenture shall be purchased by the
                    Company as of the Purchase Date pursuant to the terms and conditions specified in Paragraph 6 of the Debentures and in this Indenture, and

                         (D) in the event the Company elects, pursuant to
                    Section 11.7(b), to pay the Purchase Price in shares of Common Stock, in whole or in part, but such portion of the Purchase Price is ultimately to be paid to such Holder entirely in cash because any of the conditions specified in this Indenture to payment of the Purchase Price or portion of the Purchase Price in shares of Common Stock is not satisfied prior to the close of business on the fifth Business Day prior to the Purchase Date, as set forth in
                    Section 11.7(d), whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Debentures to which such Purchase Notice relates (stating the principal amount and certificate numbers, if any, of the Debentures as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Debentures or portions of Debentures subject to the Purchase Notice to which such Purchase Notice relates; and

                    (2) delivery of such Debenture to the Paying Agent prior to or on the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 11.7 only if the Debenture so delivered to the Paying Agent shall conform in all


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


               respects to the description thereof in the related Purchase Notice, as determined by the Company.

               If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 11.9, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 11.7(a)(1), such Holder shall be deemed to have elected to receive cash in respect of the entire Purchase Price for all Debentures subject to such Purchase Notice in the circumstances set forth in such clause (D).

               The Company shall purchase from the Holder thereof, pursuant to this Section 11.7, a portion of a Debenture, if the principal amount at maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

               Any purchase by the Company contemplated pursuant to the provisions of this Section 11.7 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Debenture. Unless the Company defaults in making payment on Debentures for which a Purchase Notice has been submitted when due, cash interest, if any, on such Debentures will cease to accrue and the Debentures will cease to accrete in value on the Purchase Date.

               Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 11.7(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the fifth Business Day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.9.

               The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

               (b) Company's Right to Elect Manner of Payment of Purchase Price for Payment. The Debentures to be purchased on any Purchase Date pursuant to Section 11.7(a) may be paid for, in whole or in part, at the election of the Company, in U.S. legal tender ("cash") or, subject to the conditions set forth in Section 11.7(d), shares of Common Stock, or in any combination of cash and shares of Common Stock; provided that the Company will pay cash for fractional interests in shares of Common Stock. The cash payment for fractional shares will be based on the Market Price. For purposes of determining the existence of potential fractional interests, all Debentures subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Debentures are purchased pursuant to this Section 11.7 shall receive the same percentage of cash or shares of Common Stock in payment of the Purchase Price for such Debentures, except (i) as provided in Section 11.7(d) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Debentures of a Holder or Holders for shares of Common Stock because any necessary qualifications or registrations of the shares of Common Stock under applicable federal or state securities laws cannot be obtained, the Company shall purchase the Debentures of such Holder or Holders for cash. If the Company elects to pay the Purchase Price of the Debentures with shares of Common Stock or a combination of cash and shares of Common Stock, the Company will deliver the Company Notice required by Section 11.7(e) by the Company Notice Date. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders, except pursuant


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          to Section 11.7(d) in the event of a failure to satisfy, prior to the close of business on the last day prior to the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in shares of Common Stock.

               At least three Business Days before each Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

                    (i) the manner of payment selected by the Company,

                    (ii) the information required by Section 11.7(e) in the
               Company Notice,

                    (iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in shares of Common Stock, that the conditions to such manner of payment set forth in Section 11.7(d) have been or will be complied with, and

                    (iv) whether the Company desires the Trustee to give the
               Company Notice required by Section 11.7(e).

               (c) Purchase with Cash. At the option of the Company, the Purchase Price of Debentures in respect of which a Purchase Notice pursuant to Section 11.7(a) has been given may be paid by the Company with cash equal to the aggregate Purchase Price of such Debentures.

               (d) Payment by Delivery of Shares of Common Stock. At the option of the Company, the Purchase Price of Debentures in respect of which a Purchase Notice pursuant to Section 11.7(a) has been given, or a specified percentage thereof, may be paid by the Company by the delivery of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the portion of the Purchase Price to be paid in shares of Common Stock by (ii) the Market Price of one share of Common Stock as determined by the Company in the Company Notice; provided that the Company will pay cash for fractional shares of Common Stock as provided in Section 11.7(b).

               If the Company elects to purchase the Debentures by the issuance of shares of Common Stock, the Company Notice, as provided in Section 11.7(e), shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

               The Company's right to exercise its election to purchase Debentures through the issuance of shares of Common Stock shall be conditioned upon:

                    (i) the Company's timely giving of the Company Notice of an election to purchase all or a specified percentage of the Debentures with shares of Common Stock as provided herein;

                    (ii) the registration of such shares of Common Stock under the Securities Act, or the Exchange Act, in each case, if required;

                    (iii) the listing of such shares of Common Stock on the
               principal national securities exchange on which the shares of Common Stock are listed;

                    (iv) any necessary qualification or registration under
               applicable state securities laws or the availability of an exemption from such qualification and registration; and


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                    (v) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that the shares of Common Stock to be delivered by the Company in payment of the Purchase Price in respect of Debentures are validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that the conditions above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that the conditions in clauses (i) through (iv) above have been satisfied.

               Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 principal amount at maturity of the Debentures. The Company may pay the Purchase Price (or any portion thereof) in shares of Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation or other widely disseminated public source. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Business Day prior to the Purchase Date, and the Company has elected to purchase the Debentures pursuant to this Section 11.7 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price of the Debentures of such Holder or Holders in cash.

               The "Market Price" means the average of the Closing Sales Prices of the Common Stock for the five trading day period ending on the third Business Day prior to the applicable Purchase Date (if the third Business Day prior to the applicable Purchase Date is a trading day, or if not, then on the last trading day prior to the third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the trading days during the five trading day period and ending on the Purchase Date, of any event described in Sections 15.6, 15.7, 15.8 or 15.9 that would require adjustment of the Conversion Rate in respect of the Common Stock; subject, however, to the conditions set forth in Sections 15.10 and 15.11.

               The "Closing Sales Price" of any security, including the Common Stock, on any date means the closing per share sale price (or, if no closing sales price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the security is traded or, if the security is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq system. In the absence of such quotations, the Company shall be entitled to determine the Closing Sales Price on the basis of such quotations as it considers appropriate.

               Upon determination of the actual number of shares of Common Stock to be issued upon repurchase of Debentures, the Company will disseminate a press release through Reuters Economic Services or Bloomberg Business News containing this information or publish the information on the Company's web site or through such other public medium as the Company may use at that time.

               (e) Notice of Election. If the Company elects to pay the Purchase Price of Debentures to be purchased pursuant to Section 11.7(a) with shares of Common Stock or a combination of cash and shares of Common Stock, the Company shall give notice to Holders setting forth information specified in this Section 11.7(e) (the "Company Notice"). The Company Notice shall:

                    (1) state that each Holder will receive shares of Common
               Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to the

               Purchase Price of the Debentures held by such Holder or a specified percentage thereof (except any cash amount to be paid in lieu of fractional shares);

                    (2) set forth the method of calculating the Market Price of the shares of Common Stock;

                    (3) state that because the Market Price of shares of Common
               Stock will be determined prior to the Purchase Date, Holders of the Debentures will bear the market risk with respect to the value of the shares of Common Stock to be received from the date such Market Price is determined to the Purchase Date; and

                    (4) set forth the procedures that a Holder must follow to
               exercise its put rights under this Section 11.7 and the procedures for withdrawing a Purchase Notice (including, without limitation, a conditional withdrawal pursuant to the terms of
               Section 11.7(a)(1)(D) or Section 11.9).

               The Company Notice shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to the Purchase Date (the "Company Notice Date").

               At the Company's written request (delivered at least three Business Days prior to the Company Notice Date (unless a shorter period shall be acceptable to the Trustee)), the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

               Simultaneously with such Company Notice, the Company shall disseminate a press release through Reuters Economic Services or Bloomberg Business News containing this information or publish the information on the Company's web site or through such other public medium as the Company may use at that time.

               (f) Covenants of the Company. All shares of Common Stock delivered upon purchase of the Debentures shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

               (g) Procedure upon Purchase. The Company shall deposit cash (in respect of cash purchases under this Section 11.7 or for fractional interests, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in
          Section 11.10, sufficient to pay the aggregate Purchase Price of all Debentures to be purchased pursuant to this Section 11.7. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive shares of Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for the shares of Common Stock is registered shall be treated as a holder of record of Common Stock on the Business Day following the Purchase Date. Subject to Section 11.7(d), no payment or adjustment will be made for dividends on the shares of Common Stock the record date for which occurred on or prior to the Purchase Date.

               (h) Taxes. If a Holder of a purchased Debenture is paid in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

          SECTION 11.8. PURCHASE OF DEBENTURES AT OPTION OF THE HOLDER UPON CHANGE IN CONTROL.

               (a) If a Change in Control occurs, the Debentures not previously purchased by the Company or any portion of the principal amount thereof shall be purchased by the Company, at the option of the Holder thereof, at a purchase price equal to the Accreted Principal Amount plus any accrued and unpaid cash interest to the date that is 45 days after the date the Company shall have mailed notice of the occurrence of a Change in Control pursuant to Section 11.8(b) (the "Change in Control Purchase Date") or, if the Company has previously exercised its option to pay cash interest instead of accreting the principal amount of the Debentures following a Tax Event, at a purchase price equal to the Restated Principal Amount plus any accrued and unpaid cash interest to the Change in Control Purchase Date (the "Change in Control Purchase Price"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 11.8(c).

               A "Change in Control" shall be deemed to have occurred at such time after the Debentures are originally issued as either of the following events shall occur:

               (1) any person or group (other than the Company and its Subsidiaries) after the date Debentures are first issued hereunder becomes the beneficial owner of the Company's voting stock representing more than 50% of the total voting power of all of the Company's classes of voting stock entitled to vote generally in the election of members of the Company's board of directors; or

               (2) the Company consolidates with or merges into another Person (other than a Subsidiary), sells, conveys, transfers or leases its properties and assets substantially as an entirety to a Person (other than a Subsidiary), or any Person (other than a Subsidiary) consolidates with or merges with or into the Company, and the Company's outstanding common stock is reclassified into, exchanged for or converted into the right to receive any other property or security, provided that none of these circumstances will constitute a Change in Control if, after a transaction, the Persons that beneficially owned the Company's voting stock immediately prior to the transaction beneficially own, in substantially the same proportion, shares with a majority of the total voting power of all outstanding voting securities of the surviving or transferee Person that are entitled to vote generally in the election of that Person's board of directors.

               For purposes of this Section 11.8, whether a person is a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act and "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

               (b) No later than 30 days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Holder and shall state:

               (1) briefly, the events causing a Change in Control and the date of such Change in Control;

               (2) the date by which the Change in Control Purchase Notice pursuant to this Section 11.8 must be given;

               (3)  the Change in Control Purchase Date;

               (4)  the Change in Control Purchase Price;

               (5)  the name and address of the Paying Agent;

               (6) that the Debentures as to which a Change in Control Purchase Notice has been given may be converted if they are otherwise convertible pursuant to Article Fifteen hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

               (7) the procedures for withdrawing a Change in Control Purchase Notice;

               (8) that the Debentures must be surrendered to the Paying Agent to collect payment;

               (9) that the Change in Control Purchase Price for any Debenture as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Debenture;

               (10) that, unless the Company defaults in making payment of such
                    Change in Control Purchase Price when due, cash interest, if any, on Debentures surrendered for purchase by the Company will cease to accrue and the Debentures will cease to accrete in value on and after the Change in Control Purchase Date; and

               (11) the CUSIP number(s) of the Debentures.

               (c) In order to exercise its rights specified in Section 11.8(a), a Holder must deliver a written notice requesting purchase of all or a portion of its Debentures (a "Change in Control Purchase Notice") to the Paying Agent at any time on or prior to the 30th day after the date the Company delivers its written notice of the occurrence of a Change in Control, stating:

                    (1) the certificate number(s) of the Debentures which the Holder will deliver to be purchased or, if Definitive Securities have not been issued, such information as shall be provided pursuant to appropriate Depositary procedures;

                    (2) the portion of the principal amount of the Debenture which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                    (3) that such Debenture shall be purchased pursuant to the terms and conditions specified in Paragraph 6 of the Debentures.

               The timely delivery to the Paying Agent of the Change in Control Purchase Notice and the delivery of such Debenture (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that, in the case of delivery of such Debenture to the Paying Agent, such Change in Control Purchase Price shall be so paid pursuant to this Section 11.8 only if the Debenture so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

               The Company shall purchase from the Holder thereof, pursuant to this Section 11.8, a portion of a Debenture if the principal amount at maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

               Any purchase by the Company contemplated pursuant to the provisions of this Section 11.8 shall be consummated by the delivery of the consideration to be received by the Holder on the Change of Control Purchase Date.

               Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this Section 11.8(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business one Business Day prior to the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.9.

               The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

          SECTION 11.9. EFFECT OF PURCHASE NOTICE OR CHANGE IN CONTROL PURCHASE NOTICE.

               Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 11.7(a) or
          Section 11.8(c), as applicable, the Holder of the Debenture in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Debenture. Such Purchase Price shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, promptly following, but in no event more than five days after, the later of (x) the Purchase Date with respect to such Debenture (provided that the conditions in Section 11.7(a) have been satisfied) and (y) the time of delivery of such Debenture to the Paying Agent by the Holder thereof in the manner required by Section 11.7(a), and such Change in Control Purchase Price shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, on the later of (x) the Change in Control Purchase Date with respect to such Debenture (provided that the conditions in Section 11.8(c) have been satisfied) and (y) the time of delivery of such Debenture to the Paying Agent by the Holder thereof in the manner required by Section 11.8(c). Debentures in respect of which a Purchase Notice or Change in Control Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article Fifteen hereof on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice unless such Purchase Notice or Change in Control Purchase Notice has first been validly withdrawn as specified in the following paragraph.

               A Purchase Notice or Change in Control Purchase Notice may be withdrawn by the Holder by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business five Business Days prior to the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

                    (1) the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted or, if Definitive Securities have not been issued, such information as shall be provided pursuant to appropriate Depositary procedures,

                    (2) the principal amount at maturity of the Debenture with respect to which such notice of withdrawal is being submitted, and

                    (3) the principal amount at maturity, if any, of such Debenture which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

               There shall be no purchase of any Debentures pursuant to Section
          11.7 or 11.8 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Debentures, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Debentures). The Paying Agent will promptly return to the respective Holders thereof any Debentures (x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Debentures) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

          SECTION 11.10. DEPOSIT OF PURCHASE PRICE OR CHANGE IN CONTROL PURCHASE PRICE.

               Prior to 10:00 a.m. (local time in The City of New York) on the Purchase Date or prior to 10:00 a.m. (local time in the City of New
          York) on the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 6.4) an amount of cash (in immediately available funds if deposited on such Purchase Date or Change in Control Purchase Date) or Common Stock, if permitted hereunder, or both, sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of all the Debentures or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be.

          SECTION 11.11. DEBENTURES PURCHASED IN PART.

               Any Debenture which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture, without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Debenture so surrendered which is not purchased.

          SECTION 11.12. REPAYMENT TO THE COMPANY.

               The Paying Agent and the Trustee shall return to the Company any cash or shares of Common Stock that remain unclaimed for two years, subject to applicable unclaimed property laws, held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 11.10 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Debentures or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Paying Agent and the Trustee shall return any such excess to the Company upon written request therefor.

SECTION 2.04. Conversion.

     Article Fifteen of the Original Indenture is hereby amended in its entirety, with respect to the Debentures only, to read as follows (provided, however, that Section 15.10 of the Original Indenture shall remain in full force and effect with respect to the Debentures and shall be incorporated by reference into this Supplemental Indenture as if such Section were restated in its entirety):

                                   ARTICLE XV

                            CONVERSION OF DEBENTURES

     SECTION 15.1. CONVERSION PRIVILEGE.

          A Holder of a Debenture may convert such Debenture into shares of Common Stock at any time during the periods stated in paragraph 7 of the Debentures. The number of shares of Common Stock issuable upon conversion of a Debenture per $1,000 (subject to upward adjustment as provided herein) of principal amount at maturity thereof (the "Conversion Rate") shall be that set forth in paragraph 7 in the Debentures, subject to adjustment as herein set forth.

          A Holder may convert a portion of the principal amount at maturity of a Debenture if the portion is $1,000 (subject to upward adjustment as provided herein) or an integral multiple of $1,000 (or such increased amount). Provisions of this Indenture that apply to conversion of all of a Debenture also apply to conversion of a portion of the Debenture.

     SECTION 15.2. CONVERSION PROCEDURE.

          To convert a Debenture, a Holder must satisfy the requirements in paragraph 7 of the Debentures. The first Business Day on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to
     Section 15.3. The Person in whose name the certificate is registered shall be treated as the stockholder of record as of the close of business on the Conversion Date. Upon conversion of a Debenture, such Person shall no longer be a Holder of such Debenture.

          No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article Fifteen. On conversion of a Debenture, no accrued and unpaid cash interest, if any, or amounts reflecting accretion of the Debentures included in the Accreted Principal Amount or the Restated Principal Amount (as the case may be), in each case through the Conversion Date, will be payable with respect to the converted Debenture and no such cash interest or amounts reflecting accretion of the Debentures shall be deemed to be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the shares of Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Debenture being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid cash interest, if any, through the Conversion Date, and the balance, if any, of such fair market value of such shares of Common Stock (and any such cash payment) shall be treated as issued for the Accreted Principal Amount or the Restated Principal Amount (as the case may be) of the Debenture being converted pursuant to the provisions hereof. The Company will not adjust the conversion ratio to account for accrued and unpaid cash interest, if any, or for amounts reflecting accretion of the Debentures included in the Accreted Principal Amount or the Restated Principal Amount (as the case may be). If a Holder converts more than one Debenture at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Debentures converted.

          If the last day on which a Debenture may be converted is a not a Business Day in a place where a Conversion Agent is located, the Debenture may be surrendered on the next succeeding day that is a Business Day.

          Upon surrender of a Debenture that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Debenture in an authorized denomination equal in principal amount to the unconverted portion of the Debenture surrendered.

          If a Holder submits a Debenture for conversion after the Company has elected to exercise its option to pay cash interest instead of accreting the principal amount of the Debentures following a Tax Event, or if the Company is required to make a cash payment pursuant to an increased accretion rate, in either case between a record date and the opening of business on the next Interest Payment Date (except for Debentures or portions of Debentures called for redemption on a Purchase Date occurring during the period from the close of business on a record date and ending on the close of business on the next Interest Payment Date, or if such Interest Payment Date is not a Business Day, the next Business Day after the Interest Payment Date), such Holder shall pay to the Company an amount equal to cash interest payable on the converted principal amount.

     SECTION 15.3. FRACTIONAL SHARES.

          Holders will not receive fractional shares upon conversion of a Debenture. Instead, the Holder will receive a cash payment for fractional shares based on the Closing Sales Price of the Common Stock on the trading day immediately preceding the Conversion Date.

     SECTION 15.4. TAXES ON CONVERSION.

          If a Holder submits a Debenture for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the delivery of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be registered in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being registered in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be registered in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

     SECTION 15.5. COMMON STOCK.

          All shares of Common Stock delivered by the Conversion Agent on behalf of the Company upon conversion of the Debentures shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim. The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Debentures, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the shares of Common Stock are then listed or quoted.

     SECTION 15.6. ADJUSTMENT FOR CHANGE IN CAPITAL STOCK.

          If, after the Issue Date of the Debentures, the Company:

               (1) pays a dividend or makes another distribution to all holders of the Common Stock on the Common Stock payable exclusively in shares of Common Stock;

               (2) subdivides the outstanding shares of Common Stock into a greater number of shares of Common Stock;

               (3) combines the outstanding shares of Common Stock into a smaller number of shares Common Stock; or

               (4) pays a dividend or makes other distributions to all holders of the Common Stock consisting of Capital Stock of the Company (other than those rights and warrants referred to in Section 15.11 relating to stockholders rights plans), then the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Debenture thereafter converted will receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Debenture immediately prior to such action.

          The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          If after an adjustment a Holder of a Debenture upon conversion of such Debenture may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article Fifteen with respect to the shares of Common Stock, on terms comparable to those applicable to shares of Common Stock in this Article Fifteen.

     SECTION 15.7. ADJUSTMENT FOR RIGHTS ISSUE.

          If after the Issue Date of the Debentures, the Company distributes any rights or warrants to all holders of shares of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the Average Sale Price as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

          R'  =  R  x        (O + N)
                       -------------------
                       (O + (N x P)/M)

          where:

          R' = the adjusted Conversion Rate.

          R  = the current Conversion Rate.

          O = the number of shares of Common Stock outstanding on the record date for the distribution to which this
               Section 15.7 is being applied.

          N = the number of additional shares of Common Stock offered pursuant to the distribution.

          P  = the offering price per share of the additional shares.

          M = the Average Sale Price, minus, in the case of (i) a distribution to which Section 15.6(4) applies or (ii) a distribution to which Section 15.8 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 15.7 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 15.7 applies, the fair market value (on the record date for the distribution to which this Section 15.7 applies) of:

                    (1) the Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 15.6(4) distribution; and

                    (2) the assets of the Company or debt securities or any
               rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 15.8 distribution.

          The Board of Directors shall determine fair market values for the purposes of this Section 15.7, except as Section 15.8 otherwise provides in the case of a Spin-off.

          "Average Sale Price" means the average of the Closing Sales Prices of the shares of Common Stock for the shorter of:

                    (i) 30 consecutive trading days ending on the last full
               trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated;

                    (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and
               (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days); or

                    (iii) the period, if any, (x) commencing on the date next
               succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 15.6(4), 15.7, 15.8 or 15.9 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days).

               In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 15.6(1), (2) or (3) applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in the preceding sentence, "Average Sale Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Closing Sales Price of the shares of Common Stock during such period.

               "Time of Determination" means the time and date of the earlier of (i) the determination of shareholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section
          15.7 or 15.8 applies and (ii) the Ex-Dividend Time.

               "Ex-Dividend Time" means the time immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on a national or regional exchange or market on which the shares of Common Stock are then listed or quoted.

               The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 15.7 applies. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

               No adjustment shall be made under this Section 15.7 if the application of the formula stated above in this Section 15.7 would result in a value of R' that is equal to or less than the value of R.

     SECTION 15.8. ADJUSTMENT FOR OTHER DISTRIBUTIONS.

          If, after the Issue Date of the Debentures, the Company distributes to all holders of its shares of Common Stock any of its debt, securities or assets or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 15.6 and distributions of rights, warrants or options referred to in Section 15.7 and (y) cash dividends or other cash distributions unless such cash dividends or other cash distributions are Extraordinary Cash Dividends) the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this
     Section 15.8, in accordance with the formula:

          R' =  R x M
                -----
                (M - F)

          where:

          R' = the adjusted Conversion Rate.

          R  = the current Conversion Rate.

          M = the Average Sale Price, minus, in the case of a distribution to which Section 15.6(4) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section
               15.8 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 15.8 applies, the fair market value (on the record date for the distribution to which this Section 15.8 applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 15.6(4) distribution.

          F = the fair market value (on the record date for the distribution to which this Section 15.8 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 15.8 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

          In the event the Company distributes shares of Capital Stock of a Subsidiary, the Conversion Rate will be adjusted, if at all, based on the market value of the Subsidiary stock so distributed relative to the market value of the Common Stock, as discussed below. The Board of Directors shall determine fair market values for the purposes of this Section 15.8, except that in respect of a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company (a "Spin-off"), the fair market value of the securities to be distributed shall equal the average of the daily Closing Sales Prices of those securities for the five consecutive trading days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-off and the average of the Closing Sales Prices shall mean the average Closing Sales Prices for the Common Stock for the same five trading days. In the event, however, that an underwritten initial public offering of the securities in the Spin-off occurs simultaneously with the Spin-off, fair market value of the securities distributed in the Spin-off shall mean the initial public offering price of such securities and the Average Sale Price, for purposes of this sentence, shall mean the Closing Sales Price for the Common Stock on the same trading day.

          Assuming that a distribution referred to in this Section 15.8 shall have occurred, the adjustment referred to in this Section 15.8 shall become effective as of a date and time immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 15.8 applies, except that an adjustment related to a Spin-off shall become effective at the earlier to occur of (i) 10 trading days after the effective date of the Spin-off and (ii) the initial public offering of the securities distributed in the Spin-off.

          For purposes of this Section 15.8, the term "Extraordinary Cash Dividend" shall mean any all-cash distributions in an aggregate amount that, together with (i) any cash and the fair market value of any other consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for shares of Common Stock consummated within the preceding 12 months not triggering a Conversion Rate adjustment and (ii) all other all-cash distributions to all or substantially all holders of Common Stock made within the preceding 12 months not triggering a Conversion Rate adjustment, exceeds an amount equal to 15% of the market capitalization of Common Stock on the Business Day immediately preceding the day on which the Company declares the distribution.

          If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the shares of Common Stock, the aggregate amount of such cash dividend together with the amounts of all other cash dividends or cash distributions gives rise to an adjustment of the Conversion Rate pursuant to Section 15.6, then such cash dividend together with all such other cash dividends or cash distributions shall, for purposes of applying the formula set forth above in this Section 15.8, cause the value of "F" to equal (y) the aggregate amount of such cash dividend together with the amounts of such other cash dividends or cash distributions, minus (z) the aggregate amount of all cash dividends or cash distributions for which a prior adjustment in the Conversion Rate was previously made.

          In the event that, with respect to any distribution to which this
     Section 15.8 would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by this Section 15.8 shall not be made and in lieu thereof the provisions of Section 15.15 shall apply to such distribution.

     SECTION 15.9. ADJUSTMENT FOR SELF-TENDER OFFER.

          If, after the Issue Date of the Debentures, the Company or any Subsidiary of the Company pays holders of the Common Stock in respect of a tender or exchange offer, other than an odd-lot offer, by the Company or any of its Subsidiaries for Common Stock to the extent that the offer involves aggregate consideration that, together with (i) any cash and the fair market value of any other consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for shares of Common Stock consummated within the preceding 12 months not triggering a Conversion Rate adjustment and (ii) all-cash distributions to all or substantially all holders of Common Stock made within the preceding 12 months not triggering a Conversion Rate adjustment, exceeds an amount equal to 15% of the market capitalization of Common Stock on the expiration date of the tender offer, the Conversion Rate shall be adjusted in an equitable manner, as determined by the Company's Board of Directors in consultation with Credit Suisse First Boston Corporation or another nationally recognized investment banking institution satisfactory to the Company.

     SECTION 15.10. WHEN ADJUSTMENT MAY BE DEFERRED.

          No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

          All calculations under this Article Fifteen shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

     SECTION 15.11. WHEN NO ADJUSTMENT IS REQUIRED.

          If the Company adopts a stockholders rights plan under which the Company issues rights providing that each share of Common Stock issued upon conversion of the Debenture at any time prior to the distribution of separate certificates representing the rights will be entitled to receive the rights, no adjustment need be made as a result of: (i) the issuance of the rights; (ii) the distribution of separate certificates representing the rights; (iii) the exercise or redemption of the rights in accordance with any rights agreement; or (iv) the termination or invalidation of the rights.

          No adjustment need be made for a transaction referred to in Section
     15.7 if Holders of the Debentures may participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of shares of Common Stock participate in the transaction. No adjustment need be made for a transaction referred to in Section 15.8 if all Holders of the Debentures may participate in the transaction.

          No adjustment need be made for a change in the par value or no par value of the shares of Common Stock.

          To the extent the Debentures become convertible pursuant to this Article Fifteen in whole or in part into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     SECTION 15.12. NOTICE OF ADJUSTMENT.

          Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

     SECTION 15.13. VOLUNTARY INCREASE.

          The Company from time to time may increase the Conversion Rate by any amount at any time for at least 20 days, so long as the increase is irrevocable during such period. Whenever the Conversion Rate is increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect. A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 15.6, 15.7, 15.8 or 15.9.

     SECTION 15.14. NOTICE OF CERTAIN TRANSACTIONS.

          If:

          (1) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 15.6, 15.7, 15.8 or 15.9 (unless no adjustment is to occur pursuant to Section 15.11); or

          (2) the Company takes any action that would require a supplemental indenture pursuant to Section 15.15; or

          (3) there is a liquidation or dissolution of the Company;

     then the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

     SECTION 15.15. REORGANIZATION OF THE COMPANY.

          If the Company is a party to a transaction subject to Section 8.1 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of shares of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes its outstanding shares of Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Debentures shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Debentures is an Affiliate of the successor company, that issuer shall join in the supplemental indenture.

          The supplemental indenture shall provide that the Holder of a Debenture may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Debenture immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article Fifteen. The successor company shall mail to Holders a notice briefly describing the supplemental indenture.

          If this Section applies, neither Section 15.6 nor Section 15.7 applies.

          If the Company makes a distribution to all holders of its shares of Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of Section 15.8, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 15.8, then, from and after the record date for determining the holders of shares of Common Stock entitled to receive the distribution, a Holder of a Debenture that converts such Debenture in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Debenture is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Debenture immediately prior to the record date for determining the holders of shares of Common Stock entitled to receive the distribution.

     SECTION 15.16. COMPANY DETERMINATION FINAL.

          Any determination that the Company or the Board of Directors must make pursuant to Section 15.5, 15.6, 15.7, 15.8, 15.9, 15.10, 15.11, 15.15
     or 15.17 is conclusive, absent manifest error.

     SECTION 15.17. SIMULTANEOUS ADJUSTMENTS.

          In the event that this Article Fifteen requires adjustments to the Conversion Rate under more than one of Sections 15.6(4), 15.7, 15.8 or 15.9, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 15.6(4), second, the provisions of Section 15.8, third, the provisions of Section 15.7, and fourth, the provisions of Section 15.9.

     SECTION 15.18. SUCCESSIVE ADJUSTMENTS.

          After an adjustment to the Conversion Rate under this Article Fifteen, any subsequent event requiring an adjustment under this Article Fifteen shall cause an adjustment to the Conversion Rate as so adjusted.

     SECTION 15.19. TAX DETERMINATION.

          Each Holder agrees, for U.S. federal income tax purposes, to treat the Debentures as "contingent payment debt instruments" and to be bound by the Company's application of the Treasury Regulations that govern contingent payment debt instruments, including the Company's determination that the rate at which interest will be deemed to accrue for federal income tax purposes will be 6.28%, compounded semi-annually.


SECTION 2.05. No Defeasance.

     Notwithstanding anything contained in the Indenture to the contrary, the provisions of Sections 4.3 and 10.11 of the Original Indenture shall not be applicable to the Debentures.

                                 ARTICLE THREE

                                 MISCELLANEOUS

SECTION 3.01. Execution of Supplemental Indenture.

     This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Supplemental Indenture forms a part thereof. The Original Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 3.02. Conflict with Trust Indenture Act.

     If and to the extent that any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such imposed duties shall control.

SECTION 3.03. Successors and Assigns.

     All covenants and agreements in this Supplemental Indenture by the Company shall bind their respective successors and assigns, whether so expressed or not.

SECTION 3.04. Separability Clause.

     In case any one or more of the provisions contained in this Supplemental Indenture, the Original Indenture or in the Debentures of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture, the Original Indenture or of such Debentures, but this Supplemental Indenture, the Original Indenture and such Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 3.05. Benefits of Supplemental Indenture.

     Nothing in this Supplemental Indenture or in the Original Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders (to the extent specified herein or therein), any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

SECTION 3.06. Governing Law.

     This Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 3.07. Execution and Counterparts.

     This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 3.08. Notices.

     Any request, demand, authorization, notice, waiver, consent or communication shall be in writing (which may be by facsimile) and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

     if to the Company:

          International Paper Company
          400 Atlantic Street
          Stamford, Connecticut 06921
          Facsimile:  (203) 541-8263
          Attention:  Treasury Department

     if to the Trustee:

          The Bank of New York
          101 Barclay Street
          Floor 21 West
          New York, New York 10286
          Facsimile:  (212) 815-5915
          Attention:  Corporate Trust Administration

     if to the Conversion Agent:

          The Bank of New York
          101 Barclay Street
          Floor 21 West
          New York, New York 10286
          Facsimile:  (212) 815-5915
          Attention:  Corporate Trust Administration

     The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder's address as it appears on the registration books of the Debenture Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

     If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Debenture Registrar, Paying Agent, Conversion Agent or co-registrar.

SECTION 3.09. Concerning the Trustee.

     The rights, privileges, protections, immunities and benefits given to the Trustee under the Original Indenture, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Convertible Debentures Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

                                            INTERNATIONAL PAPER COMPANY


                                            By: /s/ Barbara L. Smithers
                                               --------------------------------
                                               Name:  Barbara L. Smithers
                                               Title: Vice President


                                            THE BANK OF NEW YORK


                                            By: /s/ Michael C. Daly
                                               --------------------------------
                                               Name:  Michael C. Daly
                                               Title: Assistant Vice President

                                                                      EXHIBIT A


                          [FORM OF FACE OF DEBENTURE]


     THIS DEBENTURE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT AND IS SUBJECT TO THE RULES FOR DEBT INSTRUMENTS WITH CONTINGENT PAYMENTS UNDER TREASURY REGULATIONS ss. 1.1275-4(b). FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, THE YIELD TO MATURITY, THE "COMPARABLE YIELD" AND PROJECTED PAYMENT SCHEDULE FOR THIS DEBENTURE, YOU SHOULD CONTACT: VICE PRESIDENT OF INVESTOR RELATIONS, INTERNATIONAL PAPER COMPANY, 400 ATLANTIC STREET, STAMFORD, CONNECTICUT 06921, TELEPHONE (203) 541-8000.

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL DEBENTURE SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL DEBENTURE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE THREE OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

     THIS DEBENTURE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS DEBENTURE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS DEBENTURE MAY NOT BE OFFERRED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS DEBENTURE IS HEREBY NOTIFIED THAT THE SELLER OF THIS DEBENTURE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS DEBENTURES AGREES FOR THE BENEFIT OF INTERNATIONAL PAPER THAT (A) THIS DEBENTURE AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE MAY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, ONLY (I) TO INTERNATIONAL PAPER, (II) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM

THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR, (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES
(II) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS DEBENTURE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

     BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER REPRESENTS THAT IT (1) IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT AND IS ACQUIRING THE DEBENTURES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (2) ACQUIRED SUCH DEBENTURES IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.

     PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (A)(III) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

     THIS DEBENTURE, ANY SHARES OF COMMON STOCK OF INTERNATIONAL PAPER COMPANY ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS DEBENTURE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS DEBENTURE AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS DEBENTURE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

     The foregoing legend may be removed from this Debenture on satisfaction of the conditions specified in the Indenture.

                          INTERNATIONAL PAPER COMPANY

                  Zero Coupon Convertible Debentures due 2021

No.                                                CUSIP:
Issue Date:  June 20, 2001
Issue Price:  $475.66
(for each $1,000 principal amount at maturity)

     INTERNATIONAL PAPER COMPANY, a New York corporation, promises to pay to [IF GLOBAL DEBENTURE--Cede & Co.] [IF DEFINITIVE DEBENTURE--________________]
or registered assigns, the principal amount of [                      ($     )]
on June 20, 2021, subject to adjustment as provided herein.

     This Debenture shall not bear cash interest except as specified on the other side of this Debenture. This Debenture is convertible as specified on the other side of this Debenture.

     Additional provisions of this Debenture are set forth on the other side of this Debenture.

Dated:                                      INTERNATIONAL PAPER COMPANY


                                            By:
                                               -------------------------------
                                               Name:
                                               Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK, as Trustee,
certifies that this is one of the
Debentures referred to in the
within-mentioned Indenture.


By:
   -----------------------------------
          Authorized Signatory

Dated:

                         [FORM OF REVERSE OF DEBENTURE]


              Zero Coupon Convertible Debentures due June 20, 2021


1.   Cash Interest and Accretion Rate.

     Except as provided in this paragraph 1, this Debenture shall not bear cash interest. This Debenture shall initially represent the Issue Price and shall accrete in value at the Accretion Rate. The "Accretion Rate" shall initially be 3.75% per annum, and shall be adjusted as provided in this Section 1.

     Beginning June 20, 2004, and on each one year anniversary thereafter (each, an "Accretion Rate Measurement Date"), the Accretion Rate (or the additional cash interest rate if the principal amount of the Debentures shall have been restated following the occurrence of a Tax Event) on the Debentures is subject to adjustment as set forth in this Section 1; provided, however, that the Accretion Rate (or the additional cash interest rate if the principal amount of the Debentures shall have been restated following the occurrence of a Tax Event) shall not be less than 3.75% per annum or more than 11% per annum.

     If the Closing Sales Price of the Common Stock is equal to or less than 60% of the Accreted Conversion Price for any 20 trading days out of the last 30 consecutive trading days ending six Business Days prior to an Accretion Rate Measurement Date (the "Valuation Condition"), then the Accretion Rate (or the additional cash interest rate if the principal amount of the Debentures shall have been restated following the occurrence of a Tax Event) shall be reset as described below. If, however, on any Accretion Rate Measurement Date, the Valuation Condition with respect to such Accretion Rate Measurement Date is not satisfied, then the Accretion Rate (or the additional cash interest rate if the principal amount of the Debentures shall have been restated following the occurrence of a Tax Event) shall be 3.75%.

     On June 20, 2004, and/or June 20, 2005, if the Valuation Condition is satisfied, then the Accretion Rate (or the additional cash interest rate if the principal amount of the Debentures shall have been restated following the occurrence of a Tax Event) shall be reset to the Two-Year Rate as determined on June 16, 2004.

     On June 20, 2006, if the Valuation Condition is satisfied, then the Accretion Rate (or the additional cash interest rate if the principal amount of the Debentures shall have been restated following the occurrence of a Tax Event) for the period beginning on June 20, 2006 and ending on the earlier to occur of (a) June 20, 2011 or (b) the next Accretion Rate Measurement Date on which the Valuation Condition is not satisfied shall be reset to the Five-Year Rate, as determined on June 15, 2006. Notwithstanding the next two paragraphs, the Five-Year Rate will continue to be in effect until June 20, 2011 if the Valuation Condition is satisfied on the Accretion Rate Measurement Dates in 2007, 2008, 2009 and 2010.

     On June 20, 2007, and/or June 20, 2008, if the Valuation Condition is satisfied, then the Accretion Rate (or the additional cash interest rate if the principal amount of the Debentures shall have been restated following the occurrence of a Tax Event) shall be reset to the Two-Year Rate as determined on June 15, 2007.

     On June 20, 2009, and/or June 20, 2010, if the Valuation Condition is satisfied, then the Accretion Rate (or the additional cash interest rate if the principal amount of the Debentures shall have been restated following the occurrence of a Tax Event) shall be reset to the Two-Year Rate as determined on June 17, 2009.

     On June 20, 2011, if the Valuation Condition is satisfied, then the Accretion Rate (or the additional cash interest rate if the principal amount of the Debentures shall have been restated following the occurrence of a Tax Event) for the period beginning on June 20, 2011 and ending on the earlier to occur of (a) June 20, 2016 or (b) the next Accretion Rate Measurement Date on which the Valuation Condition is not satisfied shall be reset to the Five-Year Rate, as determined on June 16, 2011. Notwithstanding the next two paragraphs, the Five-Year Rate will continue to be in effect until June 20, 2016 if the Valuation Condition is satisfied on the Accretion Rate Measurement Dates in 2012, 2013, 2014 and 2015.

     On June 20, 2012, and/or June 20, 2013, if the Valuation Condition is satisfied, then the Accretion Rate (or the additional cash interest rate if the principal amount of the Debentures shall have been restated following the occurrence of a Tax Event) shall be reset to the Two-Year Rate as determined on June 15, 2012.

     On June 20, 2014, and/or June 20, 2015, if the Valuation Condition is satisfied, then the Accretion Rate (or the additional cash interest rate if the principal amount of the Debentures shall have been restated following the occurrence of a Tax Event) shall be reset to the Two-Year Rate as determined on June 17, 2014.

     On June 20, 2016, if the Valuation Condition is satisfied, then the Accretion Rate (or the additional cash interest rate if the principal amount of the Debentures shall have been restated following the occurrence of a Tax Event) for the period beginning on June 20, 2016 and ending on the earlier to occur of (a) the Stated Maturity or (b) the next Accretion Rate Measurement Date on which the Valuation Condition is not satisfied shall be reset to the Five-Year Rate, as determined on June 15, 2016. Notwithstanding the next two paragraphs, the Five-Year Rate will continue to be in effect until June 20, 2016 if the Valuation Condition is satisfied on the Accretion Rate Measurement Dates in 2017, 2018, 2019 and 2020.

     On June 20, 2017, and/or June 20, 2018, if the Valuation Condition is satisfied, then the Accretion Rate (or the additional cash interest rate if the principal amount of the Debentures shall have been restated following the occurrence of a Tax Event) shall be reset to the Two-Year Rate as determined on June 15, 2017.

     On June 20, 2019, and/or June 20, 2020, if the Valuation Condition is satisfied, then the Accretion Rate (or the additional cash interest rate if the principal amount of the Debentures shall have been restated following the occurrence of a Tax Event) shall be reset to the Two-Year Rate as determined on June 17, 2019.

     The Reset Rate determined as of each Reset Rate Determination Date will be equal to the rate that would in the sole judgment of the Reset Rate Agent, result in a trading price of par of a hypothetical issue of senior, nonconvertible, noncontingent, fixed-rate debt securities of the Company bearing interest semi-annually with (i) final maturity equal to, in the case of the Five-Year Rate, five years, and in the case of the Two-Year Rate, two years; (ii) an aggregate principal amount equal to the Accreted Principal Amount or the Restated Principal Amount, as applicable, of the Debentures; and
(iii) covenants and other provisions that are, insofar as would be practicable for an issue of senior, nonconvertible, fixed-rate debt securities, substantially identical to those of the Debentures. If the Reset

Rate Agent has not established the Reset Rate for the applicable annual period, or if the Reset Agent determines in its sole judgment that there is no suitable reference rate from which the Reset Rate may be determined, the Reset Rate for that period will be the Reset Rate most recently determined. If there is no Reset Rate most recently determined, the Reset Rate shall be a rate mutually agreed upon by the Reset Rate Agent and the Company reflecting current market conditions. In either case, such Reset Rate shall remain in effect until the Reset Rate Agent determines that there is a suitable reference rate, at which time the Reset Rate Agent will determine a new Reset Rate for the period ending on the next Reset Rate Determination Date.

     All dates above refer to such date, or if such date is not a Business Day, the next preceding Business Day.

     If an increased Accretion Rate is in effect for a particular annual period, the Company will pay a portion of the increased accretion rate as cash interest at an annualized rate of 0.25% per annum (or 0.125% per semi-annual period) on the Applicable Principal Amount (or the Restated Principal Amount, if the principal amount of the Debentures shall have been restated following the occurrence of a Tax Event) and the remaining increased Accretion Rate will be accrued and payable at Stated Maturity (except as provided herein if the principal amount of the Debentures has been restated following the occurrence of a Tax Event), any Redemption Date, Purchase Date or Change in Control Purchase Date.

     For the determination of the Reset Rate, the Reset Rate Agent shall seek indicative reference rates from three nationally recognized investment banks. The determination of any Reset Rate will be conclusive and binding upon the Reset Rate Agent, the Company, the Trustee and the Holders, in the absence of manifest error.

     The Reset Rate Agent may be removed at any time by the Company giving at least 60 days' written notice to the Reset Rate Agent. The Reset Rate Agent may resign at any time upon giving at least 30 days' written notice.

     For purposes of this Paragraph 1, the following defined terms shall have the respective meanings provided below.

     "Accreted Conversion Price" means, as of any date, the Accreted Principal Amount of this Debenture divided by the Conversion Rate (as defined in the Indenture).

     "Accreted Principal Amount" means, for any date, the Issue Price (as defined in the Indenture) of the Debentures adjusted to reflect the accretion of the Debentures at the applicable accretion rate to such date.

     "Applicable Principal Amount" means, for any semi-annual period, the Issue Price of the Debentures adjusted to reflect the accretion of the Debentures at the applicable accretion rate to the beginning of such semi-annual period (excluding any accrued and unpaid cash interest).

     "Reset Rate Agent" means a nationally recognized financial institution to be appointed by the Company to establish the applicable Reset Rate as of each Reset Rate Determination Date.

     "Reset Rate Determination Date" means June 16, 2004, June 15, 2006, June 15, 2007, June 17, 2009, June 16, 2011, June 15, 2012, June 17, 2014, June 15,
2016, June 15, 2017 and June 17, 2019.

     In the event of an increased accretion rate, the Company will disseminate a press release through Reuters Economic Services or Bloomberg Business News containing this information or publish the information on the Company's web site on the world wide web or through such other public medium as the Company may use at that time.

     Tax Event. From and after the date of the occurrence of a Tax Event, the Company will have the irrevocable option to pay cash interest on the Debentures at the Accretion Rate instead of accreting the principal amount thereof. On the date of the Company's election to pay cash interest following a Tax Event (the "Option Exercise Date"), the principal amount on which cash interest is payable will be restated and will equal the Restated Principal Amount, and cash interest will accrue from the Option Exercise Date. The Restated Principal Amount at the Accretion Rate shall be the amount due at maturity of the Debentures. Cash interest will be paid on the Restated Principal Amount from the Option Exercise Date and will be subject to reset as provided in Section 1 of this Debenture.

     A "Tax Event" means that the Company shall have received an opinion from experienced independent tax counsel to the effect that, as a result of:

          (i) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority of the United States or any political subdivision thereof, or

          (ii) any amendment to or change in the administrative position or interpretation or any administrative action, in each case, by any legislative body, court, government agency or regulatory authority, irrespective of the manner in which such amendment or change is made known, which amendment or change is effective or such administrative action or decision is announced, in each case, on or after the Issue Date;

there is more than an insubstantial risk that interest payable on this Debenture, including amounts reflecting accretion of the Debentures included in the Accreted Principal Amount and any cash interest payable pursuant to an increased accretion rate, either:

          (i) would not be deductible on a current accrual basis; or

          (ii) would not be deductible under any other method, in either case in whole or in part, by the Company for United States federal income tax purposes.

     Any cash interest payable hereunder and any accretion of the Debentures will be computed based on a 360-day year of twelve 30-day months. Cash interest, if any, will be payable semi-annually in arrears on each June 20 and December 20 (each an "Interest Payment Date") through maturity; provided that, in the event the Company elects to pay cash interest upon the occurrence of a Tax Event as of a date less than 60 days prior to any Interest Payment Date, the first payment of cash interest shall be made on the Interest Payment Date next succeeding such Interest Payment Date. The record date for the payment of cash interest to Holders will be the close of business on June 5 and December 5 of each year (whether or not a Business Day); provided that cash interest payable at Stated Maturity or upon redemption or repurchase will be payable to the person to whom principal is payable. The Company will give notice to the Holders, no later than 15 days prior to each record date, of the amount of cash interest to be paid as of the next Interest Payment Date. Cash interest on the Debentures will be paid to registered holders of the Debentures as of the record date.

2.   Method of Payment at Redemption, Repurchase or Maturity.

     Subject to the terms and conditions of the Indenture, the Company will make payments (1) in cash in respect of a Redemption Price, Change in Control Purchase Price and at Stated Maturity and (2) in cash, shares of Common Stock or a combination thereof in respect of a Purchase Price, in each case to Holders who surrender Debentures to a Paying Agent to collect such payments in respect of the Debentures. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay such cash amounts by check payable in such money.

3.   Paying Agent, Conversion Agent, Debenture Registrar and Reset Rate Agent.

     The Bank of New York (the "Trustee") will initially act as Paying Agent, Conversion Agent and Debenture Registrar. Credit Suisse First Boston Corporation will initially act as Reset Rate Agent. The Company may appoint and change any Paying Agent, Conversion Agent, Debenture Registrar or Reset Rate Agent without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, The City of New York, The Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Debenture Registrar or Reset Rate Agent.

4.   Indenture.

     The Company issued the Debentures under an Indenture dated as of April 12, 1999, as amended (the "Original Indenture"), among the Company and the Trustee, as supplemented by the Convertible Debentures Supplemental Indenture dated June 20, 2001 (the "Supplemental Indenture" and, together with the Original Indenture, the "Indenture"). The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Debentures are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of those terms. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

     The Debentures are general unsecured obligations of the Company initially limited to $2,420,750,000 aggregate principal amount at maturity, subject to upward adjustment from time to time in the event there is an increased accretion rate in effect pursuant to paragraph 1 hereof.

     The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.   Redemption at the Option of the Company.

     No sinking fund is provided for in the Debentures. Prior to June 20, 2006, the Company may not redeem the Debentures. On or after June 20, 2006, and prior to June 20, 2008, the Company may redeem the Debentures for cash, but only if the Closing Sale Price of the Common Stock exceeds 120% of the Accreted Conversion Price for at least 20 trading days in the last 30 consecutive trading days ending on the date we make public a notice of our intention to redeem the Debentures. On or after June 20, 2008, the Company may redeem for cash all or part of the Debentures at any time, upon not less than 30 nor more than 60 days' notice by mail to Holders of the Debentures, for a price equal to the then Accreted Principal Amount (or, if applicable, the Restated Principal Amount) plus any accrued and unpaid cash interest to the redemption date.

     The table below shows Redemption Prices of the Debentures at June 20, 2006, at each following June 20 prior to maturity and the price at maturity on June 20, 2021, assuming that the rate has not been reset as provided in Section 1 hereof and that a Tax Event has not occurred. The prices reflect the Accreted Principal Amount calculated through each date. The Redemption Price of Debentures redeemed between these dates would include an additional increase in the accreted principal amount accrued from the immediately preceding date in the table to the actual redemption date (or accrued but unpaid interest if the Debentures shall have been restated following a Tax Event).

                                      Accrued           Redemption
          Redemption Date             Interest            Price
          ---------------             --------            -----
          June 20, 2006               $ 97.10            $ 572.76
          June 20, 2007               $118.78            $ 594.44
          June 20, 2008               $141.28            $ 616.94
          June 20, 2009               $164.63            $ 640.29
          June 20, 2010               $188.87            $ 664.53
          June 20, 2011               $214.02            $ 689.68
          June 20, 2012               $240.13            $ 715.79
          June 20, 2013               $267.22            $ 742.88
          June 20, 2014               $295.34            $ 771.00
          June 20, 2015               $324.52            $ 800.18
          June 20, 2016               $354.81            $ 830.47
          June 20, 2017               $386.25            $ 861.91
          June 20, 2018               $418.87            $ 894.53
          June 20, 2019               $452.73            $ 928.39
          June 20, 2020               $487.87            $ 963.53
          June 20, 2021 (maturity)    $524.34           $1,000.00

     If the Trustee selects a portion of a Holder's Debentures for redemption and such Holder converts a portion of the same Debentures, the converted portion will be deemed to be from the portion selected for redemption. Each of the Debentures will be redeemed in whole.

6.   Purchase By the Company at the Option of the Holder.

     Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Debentures held by such Holder on June 20, 2004, June 20, 2006, June 20, 2011 and June 20, 2016 (each, a "Purchase Date"), at a Purchase Price per Debenture equal to the Purchase Price (provided that, if the Purchase Date is on or after an interest record date, if any, but on or prior to the Interest Payment Date, if any, interest shall be payable to Holders in whose names the Debentures are registered at the close of business on the relevant Record
Date). To exercise such right, a Holder shall deliver to the Company a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the fifth day prior to such Purchase Date, and shall deliver the Debentures to the Paying Agent as set forth in the Indenture.

     The Purchase Price may be paid, at the option of the Company, in cash or by delivery of shares of Common Stock, or in any combination thereof. If the Company elects to pay the Purchase Price in shares of Common Stock or a combination of Common Stock and cash, the Company shall notify Holders of such election 20 Business Days prior to the Purchase Date.

     Subject to the terms and conditions of the Indenture, if a Change in Control occurs, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the

Debentures held by such Holder, at a purchase price equal to the Accreted Principal Amount plus any accrued and unpaid cash interest to the Change in Control Purchase Date or, if the Company has previously exercised its option to pay cash interest instead of accreting the principal amount of the Debentures following a Tax Event, at a purchase price equal to the Restated Principal Amount plus any accrued and unpaid cash interest to the Change in Control Purchase Date. To exercise such right, a Holder shall deliver to the Company a Change in Control Purchase Notice containing the information set forth in the Indenture, at any time until the close of business on the 30th day after the date the Company delivers its written notice of the occurrence of a Change in Control, and shall deliver the Debentures to the Paying Agent as set forth in the Indenture.

     Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     If cash (and/or Common Stock if permitted under the Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of all Debentures or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent prior to 10:00 a.m. (local time in the City of New York) on the Purchase Date or the Change in Control Purchase Date and cash interest ceases to accrue on such Debentures (or portions thereof) and the Debentures cease to accrete in value immediately after such Purchase Date or Change in Control Purchase Date, the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Change in Control Purchase Price upon surrender of such Debenture.

7.   Conversion.

     Holders may surrender Debentures for conversion into shares of Common Stock if the Closing Sales Price of the Common Stock for at least 20 trading days in the 30 consecutive trading days ending on the day prior to the Conversion Date is more than the Applicable Percentage then in effect of the Accreted Conversion Price on the first day of such conversion Period. The Applicable Percentage shall initially be initially be 120% and shall decline by 0.256% at the end of each semi-annual period over the life of the Debentures to 110% (the "Applicable Percentage") of the Accreted Conversion Price.

                                                                 Applicable
     Semi-annual Period Beginning                                Percentage
     ----------------------------                                ----------
     June 20, 2001........................................         120.00%
     December 20, 2001....................................         119.74%
     June 20, 2002........................................         119.49%
     December 20, 2002....................................         119.23%
     June 20, 2003........................................         118.97%
     December 20, 2003....................................         118.72%
     June 20, 2004........................................         118.46%
     December 20, 2004....................................         118.21%
     June 20, 2005........................................         117.95%
     December 20, 2005....................................         117.69%
     June 20, 2006........................................         117.44%
     December 20, 2006....................................         117.18%
     June 20, 2007........................................         116.92%
     December 20, 2007....................................         116.67%
     June 20, 2008........................................         116.41%

                                                                 Applicable
     Semi-annual Period Beginning                                Percentage
     ----------------------------                                ----------
     December 20, 2008....................................         116.15%
     June 20, 2009........................................         115.90%
     December 20, 2009....................................         115.64%
     June 20, 2010........................................         115.38%
     December 20, 2010....................................         115.13%
     June 20, 2011........................................         114.87%
     December 20, 2011....................................         114.62%
     June 20, 2012........................................         114.36%
     December 20, 2012....................................         114.10%
     June 20, 2013........................................         113.85%
     December 20, 2013....................................         113.59%
     June 20, 2014........................................         113.33%
     December 20, 2014....................................         113.08%
     June 20, 2015........................................         112.82%
     December 20, 2015....................................         112.56%
     June 20, 2016........................................         112.31%
     December 20, 2016....................................         112.05%
     June 20, 2017........................................         111.79%
     December 20, 2017....................................         111.54%
     June 20, 2018........................................         111.28%
     December 20, 2018....................................         111.03%
     June 20, 2019........................................         110.77%
     December 20, 2019....................................         110.51%
     June 20, 2020........................................         110.26%
     December 20, 2020....................................         110.00%

     A Holder may also surrender Debentures for conversion into shares of Common Stock if at any time each of Moody's Investor Service, Inc. and Standard & Poor's Rating Services has downgraded the Company's senior long-term corporate credit rating to below Baa3 and BBB-, respectively.

     A Holder may also surrender for conversion a Debenture or portion of a Debenture which has been called for redemption pursuant to Paragraph 5 hereof, even if the foregoing provisions have not been satisfied. Such Debentures may be surrendered for conversion at any time following receipt of a notice of redemption until the close of business on the Business Day prior to the Redemption Date.

     In the event that (a) the Company distributes to all holders of Common Stock certain rights, for a period expiring within 60 days, as described in
Section 15.7 of the Indenture, or (b) the Company distributed to all holders of Common Stock its assets, debt securities or certain rights to purchase its securities, which distribution has a per share value exceeding 15% of the Closing Sales Price of a share of Common Stock as of the trading day prior to the date of declaration for such distribution, then, in each case, the Debentures may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such dividend or distribution, and Debentures may be surrendered for conversion any time thereafter until the close of business on the Business Day prior to the Ex-Dividend Time or until the Company announces that such distribution will not take place. No adjustment to the ability of a Holder to convert will be made if such Holder will otherwise participate in the dividend or distribution without conversion.

     In addition, in the event the Company is a party to a consolidation, merger or binding share exchange pursuant to which the shares of Common Stock would be converted into cash, securities or other property as set forth in
Section 15.15 of the Indenture, the Debentures may be surrendered for conversion at any time from and after the date which is 15 days prior to the date the Company announces as the anticipated effective time until 15 days after the actual date of such transaction.

     If the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock is converted into cash, securities or other property, at the effective time of the transaction, the right to convert a Debenture into shares of Common Stock will be changed into a right to convert it into the kind and amount of cash, securities or other property which the Holder would have received if the Holder had converted its Debentures immediately prior to the transaction.

     A Debenture in respect of which a Holder has delivered a Purchase Notice or a Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Debenture may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

     The Conversion Rate is initially 9.5111 shares of Common Stock per $1,000 principal amount at maturity, subject to adjustment in certain events described in the Indenture. A Holder which surrenders Debentures for conversion will receive cash in lieu of any fractional share of Common Stock.

     To convert a Debenture, a Holder must (1) complete and manually sign the irrevocable conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) furnish appropriate endorsements and transfer documents, (3) pay any transfer or similar tax, if required, and (4) surrender the Debenture to the Conversion Agent.

     A Holder may convert a portion of a Debenture if the principal amount at maturity of such portion is $1,000 at maturity or an integral multiple of $1,000 at maturity, subject to an upward adjustment in the event there is an increased accretion rate. No payment or adjustment will be made for dividends on the shares of Common Stock except as provided in the Indenture. Except as provided herein and in the Indenture, on conversion of a Debenture, the Holder will not receive any cash payment representing the Accreted Principal Amount with respect to the converted Debentures. Instead, upon conversion the Company will deliver to the Holder a fixed number of shares of Common Stock and any cash payment to account for fractional shares. The cash payment for fractional shares will be based on the Closing Sales Price of the Common Stock on the trading day immediately prior to the Conversion Date. Delivery of shares of Common Stock will be deemed to satisfy the Company's obligation to pay the principal amount of the Debentures, including accrued cash interest. Accrued cash interest will be deemed paid in full rather than canceled, extinguished or forfeited. The Company will not adjust the Conversion Rate to account for accrued interest.

     The Conversion Rate will be adjusted as provided in Article Fifteen of the Indenture. The Company may increase the Conversion Rate for at least 20 days, so long as the increase is irrevocable during such period. No adjustment in the Accreted Conversion Price will be required unless the adjustment would require an increase or decrease of at least 1% of the Accreted Conversion Price. If the adjustment is not made because the adjustment does not change the Accreted Conversion Price by more than 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. Except as specifically described above, the Accreted Conversion Price will not be subject to adjustment in the case of the issuance of any Common Stock or securities convertible into or exchangeable into Common Stock.

8.   Denominations; Transfer; Exchange.

     The Debentures are in fully registered form, without coupons, in denominations of $1,000 of principal amount at maturity (subject to upward adjustment in the event of a rate reset pursuant to Section 1 hereof) and integral multiples of $1,000 (or such increased amount). A Holder may transfer or exchange Debentures in accordance with the Indenture. The Debenture Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Debenture Registrar need not transfer or exchange any Debentures selected for redemption (except, in the case of a Debenture to be redeemed in part, the portion of the Debenture not to be redeemed) or any Debentures in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Debenture to be purchased in part, the portion of the Debenture not to be purchased) or any Debentures for a period of 15 days before the mailing of a notice of redemption of Debentures to be redeemed.

9.   Persons Deemed Owners.

     The registered Holder of this Debenture may be treated as the owner of this Debenture for all purposes.

10.  Unclaimed Money or Debentures.

     The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Debentures that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look only to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11.  Amendment; Waiver.

     The Company and the Trustee, with the written consent of the Holders of at least a majority in aggregate principal amount of the Debentures at the time outstanding, may amend the Indenture or the Debentures. However, without the consent of each Holder affected, an amendment or supplement to the Indenture or the Debentures may not:

          (1) reduce the principal of or premium on or change the Stated Maturity of any Debenture;

          (2) reduce the rate of or change the time for payment of cash interest on, or reduce the accretion rate of, any Debenture;

          (3) reduce or alter the method of computation of the Redemption Price, Purchase Price or Change in Control Purchase Price of any Debenture or the time when such Redemption Price, Purchase Price or Change in Control Purchase Price is payable;

          (4) make the principal of, or cash interest on, any Debenture payable in money or securities other than that stated in the Debenture or change the price of payment;

          (5) make any change that would impair any of the rights granted in
     Section 5.8 of the Indenture in any material respect;

          (6) reduce the percentage of principal amount of the outstanding Debentures of a series required to amend or supplement the Indenture or waive any of its provisions.

     It shall not be necessary for the consent of the Holders under this paragraph 11 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment under this paragraph 11 becomes effective, the Trustee will mail to each Holder a notice briefly describing such amendment.

12.  Defaults and Remedies.

     Under the Indenture, Events of Default include:

          (1) default for 30 days in the payment of any interest on the Debentures (after any election by the Company to pay cash interest on the Debentures following a Tax Event) or in the payment of any additional interest due under the Registration Rights Agreement;

          (2) default in payment of principal of or any premium on the Debentures at maturity (or, if the Company has elected to pay cash interest on the Debentures following a Tax Event, the Restated Principal Amount), original Issue Price, accrued original issued discount, Redemption Price, Purchase Price or Change In Control Purchase Price, when the same becomes due and payable;

          (3) our failure to comply with any of our covenants or agreements in the Debentures or in the Indenture (other than an agreement or covenant that we have included in the Indenture solely for the benefit of other series of debt securities) for 60 days after written notice by the trustee or by the Holders of at least 25% in principal amount of all outstanding debt securities affected by that failure; or

          (4) certain events in bankruptcy, insolvency or reorganization involving us.

     Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Debentures unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Debentures at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default under the Indenture (except a default in payment of amounts specified in clauses (1) or (2) above) if it determines that withholding notice is in their interests; and provided, further, that in the case of any default of the character specified in clause (3) above no such notice to Holders shall be given until at least 60 days after the occurrence thereof.

13.  Trustee Dealings with the Company.

     Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Debentures and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14.  No Recourse Against Others.

     A director, officer, employee or shareholder, as such, of either the Company shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debenture, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debentures.

15.  Authentication.

     This Debenture shall not be valid until an authorize signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Debenture.

16.  Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

17.  GOVERNING LAW.

     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS DEBENTURE.

18.  Registration Rights.

     The Holders of the Debentures are entitled to the benefits of a Registration Rights Agreement, dated as of June 20, 2001, among Company and Credit Suisse First Boston Corporation and Goldman, Sachs & Co., including the receipt of liquidated damages upon a registration default (as defined in such agreement).

19.  Further Issues.

     The Company may, without notice to or the consent of the Holders of the Debentures, issue additional Debentures of the same tenor as the Debentures, so that such additional Debentures and the Debentures shall form a single series under the Indenture.

-----------------------------------------------------------------------------------------------
                ASSIGNMENT FORM                                 CONVERSION NOTICE
-----------------------------------------------------------------------------------------------
To assign this Debenture, fill in the form         To convert this Debenture into Common
below:                                             Stock, check the box [   ]
-----------------------------------------------------------------------------------------------
I or we assign and transfer this Debenture to      To convert only part of this Debenture,
_________________________                          state the principal amount to be converted
_________________________                          (which must be $1,000 or an integral
(Insert assignee's soc. sec. or tax ID no.)        multiple of $1,000):
_________________________
_________________________                          If you want the stock certificate made out
_________________________                          in another person's name fill in the form
(Print or type assignee's name, address and zip    below:
code)                                              _________________________
                                                   _________________________
and irrevocably appoint                            (Insert the other person's soc. sec. tax
                                                   ID no.)
____________________ agent to transfer this
Debenture on the books of the Company.  The        __________________________
agent may substitute another to act for him.       __________________________
                                                   __________________________
                                                   __________________________
                                                   __________________________
                                                   (Print or type other person's name,
                                                   address and zip code)
-----------------------------------------------------------------------------------------------


Date: _____________ Your Signature:  _________________________________

______________________________________________________________________
(Sign exactly as your name appears on the other side of this Debenture)

Signature Guaranteed

_____________________________________
Participant in a Recognized Signature
Guarantee Medallion Program

By:__________________________________
          Authorized Signatory

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL DEBENTURE

Initial Principal Amount of Global Debenture: ____________($___________).

---------------------------------------------------------------------------------------------------------------------
          Date             Amount of Increase    Amount of Decrease in    Principal Amount of        Notation by
                           in Principal Amount    Principal Amount of      Global Debenture      Debenture Registrar
                           of Global Debenture      Global Debenture       After Increase or        or Debenture
                                                                               Decrease               Custodian
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

                  Zero Coupon Convertible Debentures due 2021
                              Transfer Certificate

     In connection with any transfer of any of the Debentures within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Debenture hereby certifies with respect to $____________ principal amount at maturity of the above-captioned Debentures presented or surrendered on the date hereof (the "Surrendered Debentures") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Debentures for the reason checked below:

     [_] A transfer of the Surrendered Debentures is made to the Company or any subsidiaries; or

     [_] The transfer of the Surrendered Debentures complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"); or

     [_] The transfer of the Surrendered Debentures is pursuant to an effective registration statement under the Securities Act, or

     [_] The transfer of the Surrendered Debentures is pursuant to another available exemption from the registration requirement of the Securities Act.

and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Debentures are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

     [_]   The transferee is an Affiliate of the Company.

DATE:      __________________________________

                      Signature(s)

     (If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)


Signature Guaranteed

_____________________________________
Participant in a Recognized Signature

Guarantee Medallion Program

By:__________________________________
           Authorized Signatory